UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2004

AIRNET COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-28217	59-3218138
(Commission file number)	(IRS Employer Identification Number)

3950 Dow Road, Melbourne, Florida 32934

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (321) 984-1990

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2004, the Registrant and Ronald W. White (“Mr. White”) entered into a consulting agreement (the “Agreement”) in which Mr. White agreed to assist the Registrant in business development activities and other pursuits consistent with the Registrant’s goal of achieving profitability and increasing shareholder value.

The Registrant has agreed to compensate Mr. White at the rate of $3,000 per month and to reimburse Mr. White for documented expenses. The term of the Agreement is between August 18, 2004 and August 17, 2005 and may be terminated by either party upon advance written notice. The Agreement automatically renews on a month-to-month basis if not earlier terminated. Mr. White has been a member of the Registrant’s Board of Directors since July 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET COMMUNICATIONS CORPORATION
Registrant

By:	/s/ Stuart P. Dawley, Esq
Stuart P. Dawley, Esq.
Vice President, General Counsel and Secretary

Dated: October 5, 2004